UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: December 19, 2013

LIBERTY SILVER CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Bay Street, Suite 2330 Brookfield Place, P.O. Box 848 Toronto, Ontario, Canada, M5J 2T3
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 888-749-4916

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Election of Directors

On December 19, 2013, at the annual meeting of shareholders of Liberty Silver Corp., a Nevada corporation (the “Registrant”), the nominees listed in the management proxy circular for the 2013 annual meeting of shareholders, which were comprised of incumbent directors R. Geoffrey Browne, Timothy Unwin and W. Thomas Hodgson, and the newly nominated director James Sbrolla, were elected as directors on the Registrant’s Board of Directors (the “Board”).  At the annual meeting, the slate was also amended to include an additional director nominee, Mr. Eric R. Klein, as put forward by management of the Registrant, and subsequently elected by the shareholders.  With respect to James Sbrolla and Eric Klein, they were elected as a result of vacancies on the Board resulting from the fact that certain previous directors did not stand for reelection.

James Sbrolla.  Mr. Sbrolla currently serves as a Director of the Registrant. Mr. Sbrolla, ICD.D, is a veteran of the financial and environmental industries. His career has been focused primarily on public and private companies in the “clean-tech” sector. In addition to his work for the Registrant, since 1999 Mr. Sbrolla has served as Chairman of Environmental Business Consultant and also serves on other boards including Actual Media, WE Communications and BlueZone Technologies. Mr. Sbrolla is also an “Entrepreneur in Residence” in the Business Accelerator Program funded by Ontario’s Ministry of Economic Development and Innovation. He also is a “qualified expert” for the Investment Accelerator Fund and sits on the Ontario Centers of Excellence funding panel as a clean-tech domain expert. Mr. Sbrolla has written on a variety of topics including a multi-national study on finance, the environment and sustainable development. Mr. Sbrolla earned his B.A. in Administrative and Commercial Studies from Western University (1990), has a Graduate Accolade in Management from Wilfrid Laurier University (1991) and graduated from the Institute of Corporate Director’s Program at the Rotman School of Business at the University of Toronto (2011).

Eric R. Klein.  Mr. Klein currently serves as a Director of the Registrant.  Mr. Eric R. Klein is a Certified Public Accountant (Chartered Accountant) in the Province of Ontario, and holds the designation of Chartered Business Valuator. Mr. Klein obtained his Bachelor of Commerce degree and a graduate diploma in public accounting from McGill University. In addition to his work for the Registrant, since 1993, in various capacities, Mr. Klein has served at Farber Financial Group, Klein Farber Corporate Finance Inc., Klein Valuation Services Inc., and is currently the Managing Director and Partner at these firms. Mr. Klein’s accomplishments at these firms include the execution and closing of numerous acquisition, divestiture, financing, business valuation and strategy assignments for private and public companies as well as several utilities.

Mr. Klein currently serves as a director and Chairman of the Audit Committee for INV Metals Inc. and Northquest Ltd., and has been a director at these companies since 2008. Mr. Klein is also currently a director on the Board of Bonanza Blue Corp., and has been since 2011. Mr. Klein was previously a director and the Chairman of the Audit Committee for FMX Ventures Inc. between 2008 and 2011.

In conjunction with the Registrant’s appointment of foregoing directors, the Registrant granted to each of Mr. Sbrolla and Mr. Klein, stock options to acquire up to 100,000 shares of restricted common stock of the Registrant at a price of $.10 per share, pursuant to the Registrant’s Share Incentive Plan.  The stock options expire five years from the grant date on December 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY SILVER CORP.

By:  /s/ Manish Z. Kshatriya

 Executive VP & CFO

Date: April 16, 2014